UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT ursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2004

HEALTHSOUTH Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10315	63-0860407

(Commission File Number)	(IRS Employer Identification No.)

One HEALTHSOUTH Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116

(Registrant's Telephone Number, Including Area Code)

ITEM 5.	Other Events and Required FD Disclosure.

As previously announced on May 14, 2004, HEALTHSOUTH Corporation (“HEALTHSOUTH”) consummated the consent solicitations relating to its 8.500% Senior Notes due 2008 and 10.750% Senior Subordinated Notes due 2008.

In connection with the consummation of the consent solicitations, on May 14, 2004, HEALTHSOUTH executed (i) the Second Supplemental Indenture, dated as of May 14, 2004 (the “8.500% Supplemental Indenture”), to the Indenture, dated as of February 1, 2001, between HEALTHSOUTH and The Bank of New York, as trustee, governing its 8.500% Senior Notes due 2008 and (ii) the Second Supplemental Indenture, dated as of May 14, 2004 (the “10.750% Supplemental Indenture”), to the Indenture, dated as of September 25, 2000, between HEALTHSOUTH and HSBC Bank, as successor trustee to The Bank of New York, governing its 10.750% Senior Subordinated Notes due 2008.

A copy of the 8.500% Supplemental Indenture is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the 10.750% Supplemental Indenture is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ Gregory L. Doody

Name:	Gregory L. Doody
Title:	Executive Vice President, General Counsel and Secretary

Dated:	May 24, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Supplemental Indenture, dated as of May 14, 2004, between HEALTHSOUTH Corporation and The Bank of New York, as trustee, to the Indenture dated as of February 1, 2001 between HEALTHSOUTH Corporation and The Bank of New York, as trustee.

99.2	Second Supplemental Indenture, dated as of May 14, 2004, between HEALTHSOUTH Corporation and HSBC Bank, as trustee, to the Indenture dated as of September 25, 2000 between HEALTHSOUTH Corporation and HSBC Bank, as successor trustee to The Bank of New York, as trustee.